UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2008

STEC, INC.

(Exact name of registrant as specified in charter)

California	000-31623	33-0399154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Daimler Street, Santa Ana, California	92705-5812
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 476-1180

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Compensatory Arrangements

Executive Cash Incentive Plan

On March 3, 2008, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of STEC, Inc. (the “Company”) adopted, subject to shareholder approval at the Company’s 2008 annual meeting, the STEC, Inc. Executive Cash Incentive Plan (the “Plan”), a copy of which is attached hereto as Exhibit 10.1. Executive officers and key employees of the Company and its subsidiaries who are chosen by the Committee are eligible to participate in the Plan. The Plan is administered by the Compensation Committee or a sub-committee selected by the Compensation Committee to administer the Plan and composed of not less than two directors, each of whom is an “outside director” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Section 162(m)”).

Under the Plan, participants will be eligible to receive cash awards each year during the term of the Plan based upon the attainment of the performance objectives established by the Compensation Committee for such year. The Compensation Committee will, within the first ninety days of each year during the term of the Plan, establish the specific performance objectives for that year. Performance objectives may be based on a combination of corporate and individual performance goals. The performance objective may differ for each participant. In no event may a performance objective be established at a time when no substantial uncertainty exists as to its attainment. At the time the performance objectives for a particular year are established, the Compensation Committee will also set the annual target bonus potential for each participant based on a percentage of such participant’s annual base salary in effect at the end of such year. Awards will be earned by each participant based upon the level of attainment of his goals during the applicable performance period; provided that the Compensation Committee may reduce the amount of any award in its sole and absolute discretion. As soon as practicable after the end of the applicable performance period, the Compensation Committee will determine the level of attainment of the goals for each participant and the award to be made to each participant. Awards earned during any performance period will be paid as soon as practicable following the end of such performance period and the determination of the amount thereof will be made by the Compensation Committee. Payment of bonus awards will be made in the form of cash. The maximum amount of an award under the Plan that is intended to qualify as performance-based compensation for purposes of Section 162(m) to a single participant shall not exceed $2,000,000.

The Plan will not be implemented unless and until the shareholders of the Company have approved the Plan at the Company’s 2008 annual meeting. If approved by the Company’s shareholders, the Plan will be in effect for the year ending December 31, 2008 and for each of the next four years through the year ending December 31, 2012.

The summary of the Plan contained in this Item 5.02(e) is qualified in its entirety by reference to the Plan, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by this reference into this Item 5.02(e) in its entirety.

2008 Executive Officer Compensation

On March 3, 2008 the Compensation Committee established the annual base salaries, target bonus opportunity and performance objectives under the Plan for Manouch Moshayedi, Chief Executive Officer, Dan Moses, Chief Financial Officer, and Mark Moshayedi, President and Chief Operating Officer. The 2008 base salaries will become effective January 1, 2008 and represent a $15,000 increase for each of the officers from their 2007 base salaries. The Compensation Committee determined that the 2008 performance objectives for participants under the Plan will be based on, and allocated, as follows: (a) 40% of the incentive award opportunity will be based on Company revenue goals for fiscal 2008, (b) 40% of the incentive award opportunity will be based earnings per share goals for 2008, and (c) 20% of the incentive award opportunity will be based on individual performance objectives. Individual performance objectives were tailored for each executive officer, and included the following categories: product line revenue, product development, manufacturing, global tax restructuring, internal controls, operational efficiency and cost-savings. For the purpose of determining whether the earnings per share objectives have been met, the Compensation Committee will use numbers reported by the Company in accordance with generally accepted accounting principles in the U.S., as adjusted for non-cash, non-recurring, extraordinary and certain other items.

The Company must meet a minimum level of performance under the Plan, referred to as the threshold, for any funding to be allocated to the Plan. For 2008, the Compensation Committee established the threshold at 85% of target performance objectives, with maximum performance measured at 115% of target performance objectives. If the threshold is achieved, the participant will be entitled to receive 50% of target bonus up to 150% of target bonus if maximum performance is achieved. For 2008, the target bonus opportunities for participants range from 20% to 50% of their respective 2008 annual base salaries. The Company is not disclosing specific annual corporate or individual objectives because those objectives are based on the Company’s financial and operating goals for 2008 and, therefore, it believes such information is highly confidential. Disclosing specific objectives would provide competitors and other third parties with insights into the planning process and would therefore cause the Company competitive harm.

On March 3, 2008, the Compensation Committee also approved the continuation of the following executive perquisites in 2008 for the executive officers:

•	for Manouch Moshayedi, Dan Moses and Mark Moshayedi, an automobile allowance; and

•	for Manouch Moshayedi and Mark Moshayedi, the payment of premiums for life insurance policies owned by such officers.

The aggregate incremental cost to the Company in 2008 for providing all of the 2008 perquisites described above is not expected to exceed $150,000.

The following table summarizes the 2008 base salaries, bonus target opportunity and potential bonus awards under each performance level for our executive officers:

Name and Position	2008 Base Salary	2008 Target Opportunity as Percentage of Base Salary	Potential Bonus Awards Under Plan for 2008
			Bonus Amount at Threshold Level of Performance	Bonus Amount at Target Level of Performance	Bonus Amount at Maximum Level of Performance
Manouch Moshayedi Chief Executive Officer and Chairman of the Board	$515,000	50%	$128,750	$257,500	$386,250
Dan Moses Chief Financial Officer and Executive Vice President	$390,000	20%	$39,000	$78,000	$117,000
Mark Moshayedi President, Chief Operating Officer, Chief Technical Officer and Secretary	$455,000	25%	$56,875	$113,750	$170,625

Severance and Change in Control Agreements

On March 3, 2008, the Company entered into Severance and Change in Control Agreements (the “Severance Agreements”) with each of Manouch Moshayedi, Dan Moses and Mark Moshayedi. In connection therewith, the officers’ March 20, 2000 Employment Agreements were terminated. Under the terms of the Severance Agreements, if the Company terminates the officer’s employment without Cause (as such term is defined in the Severance Agreements) or if the officer terminates his employment for Good Reason (as such term is defined in the Severance Agreements) the officer will receive a lump sum severance payment in cash equal to eighteen (18) months of his then-current base salary, a lump sum payment in cash equal to eighteen (18) months of certain perquisites he was receiving at the time of termination as well as certain Company-paid COBRA benefits in consideration for a release and waiver of claims against the Company.

If there is a Change in Control (as such term is defined in the Severance Agreements) of the Company during the term of the Severance Agreement, and within an eighteen (18) month period following such Change in Control the Company terminates the officer without Cause or if the officer terminates his employment for Good Reason, the officer will be entitled to the same benefits as described above. If the officer’s employment is terminated by the Company for Cause or if the officer terminates his employment without Good Reason or as a result of his death or disability, the officer is entitled to receive all salary and vacation pay accrued but unpaid through his termination date in one lump sum payment. Each Severance Agreement has an initial term of two years, and is subject to automatic extension for an additional one year terms unless the Company gives notice of intent not to renew the agreement at least sixty (60) days prior to the expiration of the then current term.

The summary of the Severance Agreements contained in this Item 5.02(e) is qualified in their entirety by reference to the Severance Agreements, copies of which are being filed as Exhibits 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and which are incorporated by this reference into this Item 5.02(e) in their entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibit
10.1	STEC, Inc. Executive Cash Incentive Plan.

10.2	Severance and Change in Control Agreement, dated March 3, 2008, by and between STEC, Inc. and Manouch Moshayedi.

10.3	Severance and Change in Control Agreement, dated March 3, 2008, by and between STEC, Inc. and Dan Moses.

10.4	Severance and Change in Control Agreement, dated March 3, 2008, by and between STEC, Inc. and Mark Moshayedi.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 7, 2008	STEC, Inc.

	By:	/s/ Dan Moses
Dan Moses
Chief Financial Officer and Executive
Vice President